Exhibit 10.5

[●], 2021
Sports Entertainment Acquisition Corp.
Golden Bear Plaza
11760 US Highway 1, Suite W506
North Palm Beach, FL 33408

Re:         Amendment to Letter Agreement

Ladies and Gentlemen:

Reference is made to the following:

i.
The Business Combination Agreement (the “Business Combination Agreement”), dated as of April 23, 2021, by and among Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), Super Group (SGHC) Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which (i) NewCo and the Company will undergo the Pre-Closing Reorganization which provides for the exchange by the Pre-Closing Holders of all existing ordinary shares of the Company for newly issued ordinary shares of NewCo and (ii) Merger Sub will merge with and into SEAC (the “Merger”), with SEAC continuing as the surviving company in the Merger, and after giving effect to the Merger, becoming a wholly-owned subsidiary of NewCo, on the terms and subject to the conditions set forth in the Business Combination Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Business Combination Agreement.

ii.	The Letter Agreement (the “Agreement”), dated as of October 6, 2020, by and among SEAC, Sponsor, PJT Partners Holdings LP, Eric Grubman, John Collins, Natara Holloway and Timothy Goodell.

Effective as of the Closing, this letter agreement shall, without any further action by any party, be deemed to amend the Agreement as more fully described below:

1.	Amendment.

a.          Section 7 of the Agreement is hereby terminated and of no further force and effect.

b.          Section 20 of the Agreement is hereby amended and restated in its entirety as follows:

“This Letter Agreement shall terminate on the earlier of (i) the expiration of the applicable Lock-up Period set forth in that certain Lock-Up Agreement entered into among NewCo, and each Insider party thereto and (ii) the liquidation of the Company; provided, however, that paragraph 4 of this Letter Agreement shall survive such liquidation.”

2.	Miscellaneous.

a.         Except as otherwise expressly provided herein, the Agreement shall continue in full force and effect in accordance with its stated terms and conditions.

b.         This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

SPORTS ENTERTAINMENT ACQUISITION HOLDINGS LLC

By:
Name:	Eric Grubman
Title:	Manager

Eric Grubman

John Collins

Natara Holloway

Timothy Goodell

PJT PARTNERS HOLDINGS LP
a Delaware limited partnership

By:
Name:
Title:

Acknowledged and Agreed:

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:
	Name:	Eric Grubman
	Title:	Chairman of the Board and
Chief Financial Officer